Exhibit 4.4.1

FOURTH AMENDMENT

TO

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of March 31, 2009 (but effective on the Effective Date, defined below in Section 3.1) by and among Chesapeake Energy Corporation (the “Company”), Chesapeake Exploration, L.L.C. (“Chesapeake Exploration”) and Chesapeake Appalachia, L.L.C. (“Chesapeake Appalachia”, and together with Chesapeake Exploration, collectively, “Co-Borrowers”), Union Bank, N.A., as Administrative Agent (“Agent”), the other agents named therein and the Lenders from time to time parties thereto (“Lenders”).

W I T N E S S E T H:

WHEREAS, Co-Borrowers, the Company, Agent and Lenders entered into that certain Seventh Amended and Restated Credit Agreement dated as of November 2, 2007 (as amended from time to time prior to the date hereof, the “Original Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans and extend credit to Co-Borrowers as therein provided;

WHEREAS, Co-Borrowers, the Company, Agent and Lenders party hereto desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and extensions of credit that may hereafter be made by Lenders and the Issuing Lenders to Co-Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Fourth Amendment to Seventh Amended and Restated Credit Agreement.

“Credit Agreement” means the Original Agreement as amended hereby.

“Effective Date” has the meaning given to such term in Section 3.1.

ARTICLE II.

AMENDMENTS

Section 2.1. Defined Terms.

(a) The definition of “Applicable Margin” in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

““Applicable Margin”: for each Type of Revolving Loan, on any day, the rate per annum set forth at the appropriate intersection at the relevant column heading below based on the Applicable Rating Level as of the close of business on the immediately preceding Business Day:

Applicable Rating Level	Base Rate Loans	Eurodollar Loans
Level I	0.750%	2.250%
Level II	0.500%	2.000%
Level III	0.250%	1.750%
Level IV	0.125%	1.625%
Level V	0.000%	1.500%”

(b) The definition of “Commitment Fee Rate” in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

““Commitment Fee Rate”: on any day, a rate per annum equal to 0.500%.”

(c) The definition of “Consolidated Total Capitalization” in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

““Consolidated Total Capitalization”: Consolidated Indebtedness plus stockholders’ equity of the Group Members as determined on a consolidated basis in accordance with GAAP; excluding, however, the stockholder’s equity of any Group Member attributable to such Group Member’s ownership of equity interests in any Unrestricted Subsidiary; provided, however, that all calculations of Consolidated Total Capitalization beginning December 31, 2008 shall exclude the effects of any write down of oil or gas assets which is required under Rule 4-10 (Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975) of Regulation S-X, promulgated by SEC regulation, or by the equivalent write down required by GAAP.”

Section 2.2. Financial Condition Covenants. Section 7.1(a) of the Original Agreement is hereby amended in its entirety to read as follows:

“(a) Consolidated Indebtedness to Total Capitalization Ratio. Permit the ratio of (i) Consolidated Indebtedness to (ii) Consolidated Total Capitalization at any time (x) prior to the Collateral Release Date, to be greater than 0.70 to 1.0 or (y) after the Collateral Release Date, to be greater than 0.65 to 1.0. The portion of any reduction in Consolidated Total Capitalization that results from non-cash write downs of assets related to changes in accounting practices (whether or not required under GAAP), shall not be effective for purposes of this Section 7.1(a) until 60 days after such non-cash write down is reflected on financial statements delivered pursuant to Section 6.1(a) or (b).”

ARTICLE III.

CONDITIONS OF EFFECTIVENESS; CLOSING

Section 3.1. Effective Date. This Amendment shall become effective on the date (the “Effective Date”) when Agent shall have received:

(a) duly executed and delivered in form and substance satisfactory to Agent, all of the following:

(i) this Amendment duly executed by Co-Borrowers, the Company, Agent, and Majority Lenders;

(ii) the Consent Agreement attached hereto duly executed by all Subsidiary Guarantors;

(iii) such other supporting documents as the Agent may reasonably request.

(b) for the account of each Lender (other than a Defaulting Lender) who executes this Amendment on or before the Effective Date, an amendment fee equal to 0.10% of such Lender’s Revolving Percentage of the current Total Revolving Commitments.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of Co-Borrowers. In order to induce each Lender to enter into this Amendment, the Company and Co-Borrowers represent and warrant to Agent and to each Lender that:

(a) The representations and warranties contained in Section 4 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(b) The Company and Co-Borrowers are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies and to perform their respective obligations under the Credit Agreement. The Company and Co-Borrowers have duly taken all corporate or limited liability company action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company and Co-Borrowers hereunder.

(c) The execution and delivery by each of the Company and Co-Borrowers of this Amendment, the performance by each of the Company and Co-Borrowers of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation or organization, bylaws, or agreement of limited liability company of the Company or either of the Co-Borrowers (as applicable), or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company or either of the Co-Borrowers, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company or either of the Co-Borrowers. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company and Co-Borrowers of this Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Company and Co-Borrowers, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(e) The audited annual consolidated financial statements of the Company dated as of December 31, 2008 fairly present the consolidated financial position at such date and the consolidated statement of operations and the changes in consolidated financial position for the period ending on such date for the Company. Copies of such financial statements have heretofore been delivered to each Lender. Since such date no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of the Company.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended and each of the Security Documents is hereby ratified and confirmed in all respects. Each Loan Party affirms that the terms of the Security Documents secure, and shall continue to secure, all of the Obligations, after giving effect to this Amendment. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of the Company and Co-Borrowers herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Company, Co-Borrowers or any Subsidiary Guarantor hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Loan Party under this Amendment and under the Credit Agreement.

Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[The remainder of this page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Treasurer and Senior Vice President

CHESAPEAKE EXPLORATION, L.L.C.

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Treasurer and Senior Vice President

CHESAPEAKE APPALACHIA, L.L.C.

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Treasurer and Senior Vice President

UNION BANK, N.A.,
as Administrative Agent, as Swing Line Lender, as an Issuing Lender and as a Lender

By:	/s/ Randall L. Osterberg
Name:	Randall L. Osterberg
Title:	Sr. Vice President – US Marketing Manager

THE ROYAL BANK OF SCOTLAND plc, as
Syndication Agent, as an Issuing Lender and as a
Lender

By:	/s/ Lucy Walker
Name:	Lucy Walker
Title:	Vice President

BNP PARIBAS, as Co-Documentation Agent and as a Lender

By:	/s/ Richard Hawthorne
Name:	Richard Hawthorne
Title:	Director

By:	/s/ Edward Pak
Name:	Edward Pak
Title:	Vice President

BANK OF AMERICA, N.A., as Co-Documentation Agent and as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Senior Vice President

SUNTRUST BANK, as Co-Documentation Agent and as a Lender

By:	/s/ Carmen Malizia
Name:	Carmen Malizia
Title:	Vice President

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Dennis Petito
Name:	Dennis Petito
Title:	Managing Director

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Director

By:	/s/ Ilene Fowler
Name:	Ilene Fowler
Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Henry R. Biedrzycki
Name:	Henry R. Biedrzycki
Title:	Director

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Dustin S. Hansen
Name:	Dustin S. Hansen
Title:	Vice President

BANK OF SCOTLAND plc, as a Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

CITICORP USA, INC., as a Lender

By:	/s/ Amy Pincu
Name:	Amy Pincu
Title:	Vice President

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ James Whitmore
Name:	James Whitmore
Title:	Managing Director

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Mills
Name:	David Mills
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Maria Lund
Name:	Maria Lund
Title:	Vice President

ABN AMRO BANK N.V., as a Lender

By:	/s/ R. Scott Donaldson
Name:	R. Scott Donaldson
Title:	Director

By:	/s/ Todd Vaubel
Name:	Todd Vaubel
Title:	Vice President

NATIXIS, as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director

COMERICA BANK, as a Lender

By:	/s/ Peter L. Sefzik
Name:	Peter L. Sefzik
Title:	Senior Vice President

BANK OF OKLAHOMA, N.A., as a Lender

By:	/s/ Mike Weatherholdt
Name:	Mike Weatherholdt
Title:	Assistant Vice President

TORONTO DOMINION (TEXAS) LLC, as a Lender

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Terrance O. McKinney
Name:	Terrance O. McKinney
Title:	Vice President

COMPASS BANK, as a Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

RZB FINANCE LLC, as a Lender

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

By:	/s/ Nicolas M. Moriatis
Name:	Nicolas M. Moriatis
Title:	Group Vice President – Controller

MIDFIRST BANK, as a Lender

By:	/s/ Steve A. Griffin
Name:	Steve A. Griffin
Title:	Senior Vice President

ARVEST BANK, as a Lender

By:	/s/ Cindy Batt
Name:	Cindy Batt*
Title:	Sr. Vice President

*	Arvest Bank consents only to the following:

Section 2.1. (a) Applicable Margin amendment

Section 2.1. (b) Commitment Fee Rate amendment

Arvest Bank acknowledges the Majority Lenders’ decision regarding

Section 2.1. (c) amended definition of Consolidated Total Capitalization and

Section 2.2 Financial Condition Covenants amended Consolidated Indebtedness to Total Capitalization Ratio.

MORGAN STANLEY BANK, as a Lender

By:	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Robert W. Traband
Name:	Robert W. Traband
Title:	Executive Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Vice President

By:	/s/ Shaheen Malik
Name:	Shaheen Malik
Title:	Vice President

UBS AG, Stamford Branch, as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Marie Haddad
Name:	Marie Haddad
Title:	Associate Director

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as a Lender

By:	/s/ Susan LeFevre
Name:	Susan LeFevre
Title:	Managing Director

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Andrew Caditz
Name:	Andrew Caditz
Title:	Authorized Signatory

LEHMAN BROTHERS COMMERCIAL
BANK, as a Lender

By:	/s/ Gary Murray
Name:	Gary Murray
Title:	Chief Credit Officer

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as a Lender

By:	/s/ Andrew Caditz
Name:	Andrew Caditz
Title:	Authorized Signatory

UMB BANK, N.A., as a Lender

By:	/s/ Mary Wolf
Name:	Mary Wolf
Title:	SVP

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

CONSENT AND AGREEMENT

By its execution below, each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Fifth Amended and Restated Guarantee Agreement dated as of November 2, 2007 made by it for the benefit of Administrative Agent and Lenders (as modified by certain Assumption Agreements, if any) and the other Loan Documents executed by it pursuant to the Credit Agreement (or any prior amendment or supplement to the Credit Agreement), (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Fifth Amended and Restated Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Treasurer and Senior Vice President

CHESAPEAKE OPERATING, INC.

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Treasurer and Senior Vice President

CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
GENE D. YOST & SON, INC.
DIAMOND Y ENTERPRISE, INCORPORATED

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby, Treasurer, on behalf of each of the foregoing corporations

HODGES TRUCKING COMPANY, L.L.C.
CARMEN ACQUISITION, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
GOTHIC PRODUCTION, L.L.C.
MC MINERAL COMPANY, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
HAWG HAULING & DISPOSAL, LLC
CHK HOLDINGS, L.L.C.
MIDCON COMPRESSION, L.L.C.
NOMAC DRILLING, L.L.C.

By:		/s/ Jennifer M. Grigsby
Jennifer M. Grigsby, Treasurer, on behalf of each of the foregoing limited liability companies

CHESAPEAKE LOUISIANA, L.P.

By:		Chesapeake Operating, Inc., its General Partner

	By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Treasurer and Senior Vice President

CHESAPEAKE APPALACHIA, L.L.C.

By:		/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Treasurer

CHESAPEAKE EXPLORATION, L.L.C.

By:		/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Treasurer

CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
COMPASS MANUFACTURING, L.L.C.
GREAT PLAINS OILFIELD RENTAL, L.L.C.

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby, Treasurer, on behalf of each of the foregoing limited liability companies